Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE SECOND QUARTER 2014

JERICHO, NY, August 6, 2014 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended June 30, 2014.

Highlights For The Quarter Ended June 30, 2014:

•	Funds from operations (FFO) of $0.29 per share.

•	Adjusted funds from operations (AFFO) of $0.27 per share.

•	Net income of $0.20 per share.

•	Acquired five properties for $2.8 million in the aggregate.

•	Disposed of 21 properties for $3.5 million in the aggregate.

David B. Driscoll, Getty’s Chief Executive Officer commented, “The second quarter results demonstrate our continued efforts to harvest recent years’ initiatives and produce steady improvement in operating results. We also continue to focus on maximizing returns on our capital by being judicious in our acquisition strategy and by repositioning portfolio assets as warranted.”

Net Earnings:

The Company reported net earnings for the quarter ended June 30, 2014 of $6.6 million, or $0.20 per share, as compared to net earnings of $12.7 million, or $0.38 per share, for the quarter ended June 30, 2013. The Company reported net earnings for the six months ended June 30, 2014 of $16.3 million, or $0.48 per share, as compared to net earnings of $23.1 million, or $0.69 per share, for the six months ended June 30, 2013. Results for both the quarter and six months ended June 30, 2013 included a benefit from the settlement of a litigation brought by Getty Petroleum Marketing Inc. against Lukoil (the “Lukoil Settlement”) of approximately $6.6 million, or $0.20 per share.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO for the quarter ended June 30, 2014 was $9.8 million, or $0.29 per share, as compared to $11.4 million, or $0.34 per share, for the quarter ended June 30, 2013. FFO per share for the quarter ended June 30, 2014 increased by $0.15 per share, or 107% compared to the prior period, excluding the impact of the Lukoil Settlement of $0.20 per share for the quarter ended June 30, 2013.

FFO for the six months ended June 30, 2014 was $20.2 million, or $0.60 per share, as compared to $20.0 million, or $0.59 per share, for the six months ended June 30, 2013. FFO per share for the six months ended June 30, 2014 increased by $0.21 per share, or 54% compared to the prior period, excluding the impact of the Lukoil Settlement of $0.20 per share for the six months ended June 30, 2013.

AFFO for the quarter ended June 30, 2014 was $9.1 million, or $0.27 per share, as compared to $12.0 million, or $0.36 per share, for the quarter ended June 30, 2013. AFFO per share for the quarter ended June 30, 2014 increased by $0.11 per share, or 69% compared to the prior period, excluding the impact of the Lukoil Settlement of $0.20 per share for the quarter ended June 30, 2013.

AFFO for the six months ended June 30, 2014 and 2013 was $18.2 million, or $0.54 per share. AFFO per share for the six months ended June 30, 2014 increased by $0.20 per share, or 59% compared to the prior period, excluding the impact of the Lukoil Settlement of $0.20 per share for the six months ended June 30, 2013.

All per share amounts in this press release are presented on a basic and diluted per common share basis, unless stated otherwise.

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. The Company pays particular attention to AFFO, a supplemental non-GAAP measure helpful to investors in measuring the Company’s fundamental operating performance. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release.

Operating Income:

Total revenues included in continuing operations were $25.0 million for the quarter ended June 30, 2014, as compared to $24.3 million for the quarter ended June 30, 2013. Total revenues included in continuing operations were $49.4 million for the six months ended June 30, 2014, as compared to $47.2 million for the six months ended June 30, 2013.

Results for the quarter and six months ended June 30, 2014 were positively impacted by additional revenues received from the Company’s acquisition of 36 properties from subsidiaries of Capitol Petroleum Group, LLC in May 2013 as well as the Company’s other leasing activities partially offset by reductions in reimbursable “pass-through” real estate taxes and other municipal charges and interest income.

Rental property expenses included in continuing operations were $6.0 million for the quarter ended June 30, 2014, as compared to $7.0 million for the quarter ended June 30, 2013. Rental property expenses included in continuing operations were $11.9 million for the six months ended June 30, 2014, as compared to $14.4 million for the six months ended June 30, 2013.

The reduction in rental property expenses for the quarter and six months ended June 30, 2014 was due to a reduction in rent and maintenance expenses paid by the Company. This is primarily related to the cumulative effect of leasing an increasing number of properties on a triple-net basis and the Company’s disposition efforts. Additionally, reimbursable “pass-through” real estate taxes and other municipal charges declined for both the quarter and six months ended June 30, 2014.

Environmental expenses included in continuing operations were $1.7 million for the quarter ended June 30, 2014, as compared to $1.3 million for the quarter ended June 30, 2013. Environmental expenses included in continuing operations were $2.6 million for the six months ended June 30, 2014, as compared to $2.5 million for the six months ended June 30, 2013. The increase in environmental expenses for the quarter and six months ended June 30, 2014 was principally due to a $0.6 million increase in environmental remediation costs for both periods offset by a $0.2 million and $0.5 million decline in provisions for litigation losses and legal fees for the quarter and six months ended June 30, 2014, respectively.

General and administrative expenses included in continuing operations were $4.5 million for the quarter ended June 30, 2014, as compared to $5.6 million for the quarter ended June 30, 2013. General and administrative expenses included in continuing operations were $8.1 million for the six months ended June 30, 2014, as compared to $10.4 million for the six months ended June 30, 2013. The decrease in general and administrative expenses for the quarter and six months ended June 30, 2014 was principally due to $1.1 million and $2.4 million, respectively, of declines in legal and professional fees.

Allowance for uncollectible accounts / (recoveries) included in continuing operations were $0.9 million for the quarter ended June 30, 2014, as compared to a credit of $2.3 million for the quarter ended June 30, 2013. Allowance for uncollectible accounts / (recoveries) included in continuing operations were $2.2 million for the six months ended June 30, 2014, as compared to a credit of $3.6 million for the six months ended June 30, 2013.

Loss from discontinued operations was $0.2 million for the quarter ended June 30, 2014, as compared to earnings of $5.8 million for the quarter ended June 30, 2013. Earnings from discontinued operations were $1.8 million for the six months ended June 30, 2014, as compared to $10.8 million for the six months ended June 30, 2013.

Capital Allocation:

During the quarter ended June 30, 2014, the Company purchased five properties for $2.8 million in the aggregate. The properties acquired by the Company during the quarter were all previously leased by the Company from third-party landlords.

During the quarter ended June 30, 2014, the Company sold 21 properties for $3.5 million in the aggregate. As of June 30, 2014, the Company had 66 properties classified as held for sale. Subsequent to June 30, 2014, the Company has sold 5 additional properties for $5.0 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

Conference Call Information:

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for tomorrow, Thursday, August 7, 2014 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-888-637-7738 or 1-913-981-5581, for international participants, ten minutes before the scheduled start time and reference pass code 8039161.

A replay will be available on August 7, 2014 beginning at 12:00 Noon Eastern Time through 12:00 Midnight Eastern Time, August 14, 2014. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 8039161.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 910 properties nationwide.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL REGARDING THE COMPANY’S OPERATING RESULTS, ACQUISITION STRATEGY AND PORTFOLIO ASSETS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2014	2013
Assets:
Real Estate:
Land	$344,957	$342,944
Buildings and improvements	197,573	196,607

	542,530	539,551
Less – accumulated depreciation and amortization	(98,899)	(95,712)

Real estate held for use, net	443,631	443,839
Real estate held for sale, net	14,492	22,984

Real estate, net	458,123	466,823
Net investment in direct financing leases	96,492	97,147
Deferred rent receivable (net of allowance of $6,359 at June 30, 2014 and $4,775 at December 31, 2013)	19,439	16,893
Cash and cash equivalents	7,701	12,035
Restricted cash	1,463	1,000
Notes and mortgages receivable (net of allowance of $133 at June 30, 2014 and $0 at December 31, 2013)	31,876	28,793
Accounts receivable (net of allowance of $3,900 at June 30, 2014 and $3,248 at December 31, 2013)	3,705	5,106
Prepaid expenses and other assets	35,435	54,605

Total assets	$654,234	$682,402

Liabilities and Shareholders’ Equity:
Borrowings under credit lines	$34,000	$58,000
Term loan	100,000	100,000
Environmental remediation obligations	41,256	43,472
Dividends payable	6,750	8,423
Accounts payable and accrued expenses	53,959	57,416

Total liabilities	235,965	267,311
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,416,873 at June 30, 2014 and 33,397,260 at December 31, 2013	334	334
Paid-in capital	462,802	462,397
Dividends paid in excess of earnings	(44,867)	(47,640)

Total shareholders’ equity	418,269	415,091

Total liabilities and shareholders’ equity	$654,234	$682,402

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Revenues from rental properties	$24,244	$23,384	$47,883	$45,465
Interest on notes and mortgages receivable	756	962	1,470	1,760

Total revenues	25,000	24,346	49,353	47,225

Operating expenses:
Rental property expenses	5,992	7,049	11,883	14,440
Impairment charges	422	354	590	826
Environmental expenses	1,700	1,339	2,581	2,451
General and administrative expenses	4,465	5,591	8,119	10,389
Allowance for uncollectible accounts (recoveries)	900	(2,283)	2,191	(3,555)
Depreciation and amortization expense	2,337	2,340	4,658	4,544

Total operating expenses	15,816	14,390	30,022	29,095

Operating income	9,184	9,956	19,331	18,130
Other income (expense)	37	(1)	168	34
Interest expense	(2,434)	(2,998)	(5,014)	(5,892)

Earnings from continuing operations	6,787	6,957	14,485	12,272
Discontinued operations:
Earnings (loss) from operating activities	(1,367)	1,608	(2,580)	(1,789)
Gains from dispositions of real estate	1,217	4,174	4,370	12,606

Earnings (loss) from discontinued operations	(150)	5,782	1,790	10,817

Net earnings	$6,637	$12,739	$16,275	$23,089

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.20	$0.21	$0.43	$0.37
Earnings from discontinued operations	$—	$0.17	$0.05	$0.32
Net earnings	$0.20	$0.38	$0.48	$0.69
Basic and diluted weighted-average shares outstanding	33,403	33,397	33,400	33,397

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net earnings	$6,637	$12,739	$16,275	$23,089
Depreciation and amortization of real estate assets	2,339	2,409	4,662	5,052
Gains from dispositions of real estate	(1,217)	(4,174)	(4,370)	(12,606)
Impairment charges	2,014	468	3,677	4,452

Funds from operations	9,773	11,442	20,244	19,987
Revenue recognition adjustments	(1,576)	(1,361)	(3,824)	(3,744)
Allowance for deferred rental revenue	748	1,531	1,584	1,531
Allowance for mortgage receivable	133	—	133	—
Acquisition costs	26	410	26	410

Adjusted funds from operations	$9,104	$12,022	$18,163	$18,184

Basic and diluted per share amounts:
Earnings per share	$0.20	$0.38	$0.48	$0.69
Funds from operations per share	$0.29	$0.34	$0.60	$0.59
Adjusted funds from operations per share	$0.27	$0.36	$0.54	$0.54
Basic and diluted weighted average shares outstanding	33,403	33,397	33,400	33,397

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

FFO excludes various items such as gains or losses from property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents Getty’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, as offset by the impact of related collection reserves, property acquisition costs and other unusual items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) the amortization of deferred lease incentives; (v) Getty’s operating expenses (exclusive of costs expensed related to property acquisitions); and (vi) other unusual items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Christopher J. Constant
(516) 478-5460